UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     September 7, 2007

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                       Entry into a Material Definitive Agreement.

On September 7, 2007, Cano Petroleum, Inc. (“Cano”) and its subsidiaries, as guarantors, Union Bank of California, N.A. (“Union Bank”) as administrative agent, issuing lender and lender and Natixis as a lender entered into Amendment No. 7 and Agreement (the “Amendment”) to the Credit Agreement dated as of November 29, 2005 (the “Credit Agreement”).

Among other items, the Amendment (i) increases Cano’s borrowing base from $44 million to $60 million; (ii) permits Cano to use $6.0 million of the previously received insurance proceeds for general corporate purposes; and (iii) provides that the leverage ratio (a) at the end of each fiscal quarter ending prior to June 30, 2008 shall not be greater than 5.00 to 1.00; (b) at the end of each fiscal quarter ending on or after June 30, 2008 but prior to December 31, 2008 shall not be greater than 4.50 to 1.00; and (c) at the end of each fiscal quarter ending on or after December 31, 2008 shall not be greater than 4.00 to 1.00 and for the purposes of calculating the leverage ratio, the definition of “consolidated Debt” shall not include “Debt” outstanding under preferred stock.

The Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.                                       Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                        Amendment No. 7 and Agreement dated as of September 7, 2007 by and among Cano Petroleum, Inc., Square One Energy, Inc., Ladder Companies, Inc., W.O., Energy of Nevada, Inc., WO Energy, Inc., Pantwist, LLC, Cano Petro of New Mexico, Inc., W.O. Operating Company, Ltd. and W.O. Production Company, Ltd., Union Bank of California, N.A., as Administrative Agent, Issuing Lender and Lender, and Natixis.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: September 11, 2007
	By:	/s/ Morris B. Smith
Morris B. Smith
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment No. 7 and Agreement dated as of September 7, 2007 by and among Cano Petroleum, Inc., Square One Energy, Inc., Ladder Companies, Inc., W.O., Energy of Nevada, Inc., WO Energy, Inc., Pantwist, LLC, Cano Petro of New Mexico, Inc., W.O. Operating Company, Ltd. and W.O. Production Company, Ltd., Union Bank of California, N.A., as Administrative Agent, Issuing Lender and Lender, and Natixis.